American Funds Developing World Growth and Income Fund
May 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$7,775
Class B*	$-
Class C	$118
Class T	$-
Class F-1	$462
Class F-2	$4,867
Class F-3	$6
Total	$13,228
Class 529-A	$149
Class 529-B*	$-
Class 529-C	$5
Class 529-E	$4
Class 529-T	$-
Class 529-F-1	$13
Class R-1	$2
Class R-2	$14
Class R-2E*	$-
Class R-3	$29
Class R-4	$35
Class R-5	$29
Class R-5E*	$-
Class R-6	$195
Total	$475
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0540
Class B	$0.0041
Class C	$0.0098
Class T	$-
Class F-1	$0.0481
Class F-2	$0.0609
Class F-3	$0.0301
Class 529-A	$0.0481
Class 529-B	$0.0307
Class 529-C	$0.0095
Class 529-E	$0.0380
Class 529-T	$-
Class 529-F-1	$0.0553
Class R-1	$0.0119
Class R-2	$0.0166
Class R-2E	$0.0349
Class R-3	$0.0364
Class R-4	$0.0504
Class R-5E	$0.0582
Class R-5	$0.0638
Class R-6	$0.0663
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	147,117
Class B	-
Class C	11,898
Class T	1
Class F-1	9,606
Class F-2	66,733
Class F-3	24,346
Total	259,701
Class 529-A	3,331
Class 529-B	-
Class 529-C	516
Class 529-E	101
Class 529-T	1
Class 529-F-1	263
Class R-1	134
Class R-2	952
Class R-2E	5
Class R-3	891
Class R-4	682
Class R-5	483
Class R-5E	1
Class R-6	3,427
Total	10,787
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.30
Class B	$-
Class C	$10.26
Class T	$10.30
Class F-1	$10.30
Class F-2	$10.31
Class F-3	$10.31
Class 529-A	$10.30
Class 529-B	$-
Class 529-C	$10.25
Class 529-E	$10.29
Class 529-T	$10.30
Class 529-F-1	$10.30
Class R-1	$10.27
Class R-2	$10.24
Class R-2E	$10.27
Class R-3	$10.28
Class R-4	$10.30
Class R-5E	$10.30
Class R-5	$10.31
Class R-6	$10.31
* Amount less than one thousand